UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Neuberger Berman ETF Trust
(Exact name of registrant as specified in its charter)

Delaware	See below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, New York, New York 10104-0002
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification Number
Shares of Beneficial Interest, $0.001 par value per share, of:	NYSE Arca, Inc.
Neuberger Berman Carbon Transition & Infrastructure ETF		87-3879075
Neuberger Berman Disrupters ETF		87-3854198
Neuberger Berman Next Generation Connected Consumer ETF		87-4001033

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ⌧

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-261613

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value per share, of the Neuberger Berman Carbon Transition & Infrastructure ETF, Neuberger Berman Disrupters ETF and Neuberger Berman Next Generation Connected Consumer ETF, each a series of Neuberger Berman ETF Trust (the “Trust”) to be registered hereunder, is set forth in Pre-effective Amendment No. 1 to the Registration Statement on Form N-1A (Commission File No. 811-23761), filed on March 30, 2022, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the Registration Statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2:  Exhibits.

The Trust’s Certificate of Trust is included as Exhibit (a)(1) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.

The Trust Instrument of the Trust is included as Exhibit (a)(2) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.

The Trust’s By-Laws is included as Exhibit (b) to the Trust’s initial Registration Statement on Form N-1A (File No. 811-23761), as filed with the Securities and Exchange Commission on December 9, 2021.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Neuberger Berman ETF Trust

Date: March 31, 2022

By:	/s/ Joseph V. Amato
Name:	Joseph V. Amato
Title:	President and Chief Executive Officer